Exhibit 99.1

CPI Card Group Inc. Reports First Quarter 2019 Results

Date: May 9, 2019

Net Sales of $66.9 million, Up 22% Year-Over-Year

Continuing Operations - GAAP Net Loss of $3.1 Million, a 45% Improvement Year-Over-Year

Adjusted EBITDA from Continuing Operations of $8.0 Million, up 101% Year-Over-Year

Cash of $7.9 million, Available Revolver of $20.0 million, Available Liquidity of $27.9 million at Quarter End

Call scheduled for Thursday, May 9, 2019 at 9:00 a.m. Eastern Time

Littleton, Colo. May 9, 2019 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS.TO) (“CPI Card Group” or the “Company”) today reported financial results for the first quarter ended March 31, 2019.

“Our first quarter results reflect solid execution against our strategic priorities as we continue to focus on strengthening the business and achieving our vision,” said Scott Scheirman, President and Chief Executive Officer of CPI.  “During the quarter, we delivered 22% year-over-year net sales growth, improved our net loss by 45% and grew adjusted EBITDA 101%, as a result of strong performance across all of our business units.  We continued to make investments in the business to enhance our ability to be responsive to our customers’ needs and market opportunities. This strong start to 2019 is encouraging and underscores our commitment to being the partner of choice for our customers by providing market-leading quality products and customer service with a market-competitive business model.”

Financial results for all comparative 2018 periods, including non-GAAP measures, discussed in this press release reflect continuing operations unless otherwise noted. The sale of CPI U.K., which had historically been reported as the U.K. Limited segment, has been accounted for as discontinued operations, and comparative financial information has been restated in accordance with U.S. GAAP (“GAAP”) requirements.

First Quarter 2019 Consolidated Financial Highlights from Continuing Operations

Net sales were $66.9 million in the first quarter of 2019, an increase of 21.9% from the first quarter of 2018. First quarter 2019 income from operations was $3.6 million, compared with a loss from operations of $2.4 million in the first quarter of 2018.  First quarter 2019 net loss was $3.1 million, or $0.28 per diluted share, compared with a net loss of $5.7 million, or $0.51 per diluted share, in the first quarter of 2018.

Adjusted EBITDA for the first quarter of 2019 was $8.0 million, up 101% from the prior year first quarter. These year-over-year improvements are primarily the result of net sales growth and favorable mix towards higher-margin products and services.

First Quarter Segment Information from Continuing Operations

U.S. Debit and Credit:

Net sales increased 31.7% year-over-year to $48.9 million in the first quarter of 2019, driven by increased volumes from EMV® financial payment card manufacturing, including dual-interface EMV® cards, as well as card personalization and fulfillment. Card@Once® year-over-year growth was also a contributor to U.S. Debit and Credit net sales growth in the first quarter.

U.S. Prepaid Debit:

Net sales increased 7.9% to $16.7 million in the first quarter of 2019 compared with the first quarter of 2018, driven by additional sales volumes from our existing customer base, including timing of certain customer sales.

Balance Sheet, Liquidity, and Cash Flow from Continuing Operations

As expected, and consistent with historical cash flow patterns due to the nature of the business, the Company’s operations generated a use of cash during the first quarter.  For the first quarter of 2019, cash used in operating activities was $10.2 million, resulting primarily from changes in working capital related to initiatives to support the growth of the business.  First quarter 2019 capital expenditures totaled $2.1 million, and free cash flow was a negative $12.3 million.

As of March 31, 2019, cash and cash equivalents totaled $7.9 million. The Company’s revolving credit facility, which matures in August 2020, had no borrowings outstanding and available borrowings of $20.0 million as of March 31, 2019.

Total debt principal outstanding, comprised of the Company’s First Lien Term Loan, was $312.5 million at March 31, 2019, unchanged from December 31, 2018.  Net of debt issuance costs and discount, total debt was $306.3 million as of March 31, 2019.  The Company’s First Lien Term Loan matures in August 2022.

John Lowe, Chief Financial Officer, stated, “We continue to execute on our plan to strengthen the business.  Our solid start to 2019 was punctuated by strong year-over-year growth in net sales, adjusted EBITDA and adjusted EBITDA margins, as our success in growing the top line yielded greater operating leverage.  We believe we have adequate cash and liquidity to support our business plan.”

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, and Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income or net (loss) income from continuing operations as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for impairments, litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; restructuring and other charges; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against

peers.   The metric “total debt less cash” includes borrowed long term debt, letters of credit, and capital lease obligations, less cash.  Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

Free Cash Flow

We define Free Cash Flow as cash flow from continuing operations less capital expenditures from continuing operations. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations.

About CPI Card Group Inc.

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards including EMV® chip and dual interface, personalization, instant issuance, fulfillment and digital payment services. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions. Our solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from locations throughout the United States, we have a large network of high security facilities, each of which is certified by one or more of the payment brands: Visa, Mastercard®, American Express and Discover®. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on May 9, 2019 at 9:00 a.m. ET to review its first quarter 2019 results. To participate in the Company's conference call via telephone or online:

Participant Toll-Free Dial-In Number: (800) 860-2442
Participant International Dial-In Number: (412) 858-4600
Webcast Link: https://services.choruscall.com/links/pmts190508.html

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time.

A replay of the conference call and webcast will be available until May 22, 2019 at:

Replay: (877) 344-7529 or (412) 317-0088;

Conference ID: 10129853

Webcast replay: http://investor.cpicardgroup.com

Forward-Looking Statements

Certain statements and information in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us, and other information currently available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. These risks and uncertainties include, but are not limited to: our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks and possible exposure to litigation and/or regulatory penalties under applicable data privacy and other laws for failure to prevent such incidents; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; our failure to maintain our listing on the NASDAQ Capital Market; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement, claims that our technology is infringing on the intellectual property of others, and risks related to open source software; defects in our software; problems in production quality and process; our failure to retain our existing customers or identify and attract new customers; a loss of market share or a decline in profitability resulting from competition; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; the effect of legal and regulatory proceedings; developing technologies that make our existing technology solutions and products less relevant or a failure to introduce new products and services in a timely manner; quarterly variation in our operating results; infringement of our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the PCI Security Standards Council (“PCI”) security standards or other industry standards such as Payment Card Brand certification standards; costs relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state retailers; disruption or delays in our manufacturing operations or supply chain; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; costs relating to product defects and any related product liability and/or warranty claims; maintenance and further imposition of tariffs and/or trade restrictions on goods imported into the United States; our dependence on licensing arrangements; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; risks associated with the controlling stockholders’ ownership of our stock; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 6, 2019 and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases.

CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

Jennifer Almquist

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Loss - Unaudited for the three months ended March 31, 2019 and 2018

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of March 31, 2019 and December 31, 2018

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2019 and 2018

Exhibit D	Segment Summary Information – Unaudited for the three months ended March 31, 2019 and 2018

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2019 and 2018

		EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	Three Months Ended March 31,
	2019	2018
Net sales:
Products	$32,757	$24,744
Services	34,109	30,113
Total net sales	66,866	54,857
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	21,489	16,318
Services (exclusive of depreciation and amortization shown below)	21,166	20,663
Depreciation and amortization	2,690	3,448
Total cost of sales	45,345	40,429
Gross profit	21,521	14,428
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	16,418	15,329
Depreciation and amortization	1,533	1,462
Total operating expenses	17,951	16,791
Income from operations	3,570	(2,363)
Other expense, net:
Interest, net	(6,324)	(5,506)
Foreign currency gain	41	202
Other income, net	19	4
Total other expense, net	(6,264)	(5,300)
Loss from continuing operations before income taxes	(2,694)	(7,663)
Income tax (expense) benefit	(403)	1,985
Net loss from continuing operations	(3,097)	(5,678)
Net income (loss) from discontinued operation, net of tax	42	(1,613)
Net loss	$(3,055)	$(7,291)
Basic and diluted loss per share:
Continuing operations	$(0.28)	$(0.51)
Discontinued operation	0.01	(0.14)
Net loss per share	$(0.27)	$(0.65)

Basic and Diluted Weighted-average shares outstanding:	11,160,473	11,134,714

Comprehensive loss:
Net loss	$(3,055)	$(7,291)
Currency translation adjustment	31	309
Total comprehensive loss	$(3,024)	$(6,982)

Impair

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share and Per Share Amounts)

	March 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,882	$20,291
Accounts receivable, net of allowances of $201 and $211, respectively	45,240	43,794
Inventories	14,232	9,827
Prepaid expenses and other current assets	4,874	4,997
Income taxes receivable	5,450	5,564
Total current assets	77,678	84,473
Plant, equipment and leasehold improvements, net	45,640	39,110
Intangible assets, net	34,273	35,437
Goodwill	47,150	47,150
Other assets	843	1,034
Total assets	$205,584	$207,204

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$17,081	$16,511
Accrued expenses	18,870	23,853
Deferred revenue and customer deposits	363	912
Total current liabilities	36,314	41,276
Long-term debt	306,307	305,818
Deferred income taxes	5,999	5,749
Other long-term liabilities	9,432	3,937
Total liabilities	358,052	356,780
Commitments and contingencies
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,160,537 and 11,160,377 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	11	11
Capital deficiency	(112,091)	(112,223)
Accumulated loss	(39,059)	(36,004)
Accumulated other comprehensive loss	(1,329)	(1,360)
Total stockholders’ deficit	(152,468)	(149,576)
Total liabilities and stockholders’ deficit	$205,584	$207,204

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net loss	$(3,055)	$(7,291)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (income) from discontinued operation	(42)	1,613
Depreciation and amortization expense	4,223	4,910
Stock-based compensation expense	147	395
Amortization of debt issuance costs and debt discount	489	486
Deferred income taxes	250	(1,738)
Other, net	(45)	(196)
Changes in operating assets and liabilities:
Accounts receivable	(1,420)	(59)
Inventories	(4,382)	891
Prepaid expenses and other assets	309	(164)
Income taxes	114	310
Accounts payable	403	(871)
Accrued expenses	(6,716)	670
Deferred revenue and customer deposits	(551)	(209)
Other liabilities	80	(322)
Cash used in operating activities - continuing operations	(10,196)	(1,575)
Cash provided by (used in) operating activities - discontinued operation	42	(210)
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(2,146)	(690)
Cash used in investing activities - continuing operations	(2,146)	(690)
Cash used in investing activities - discontinued operation	—	(471)
Financing activities
Proceeds from revolving credit facility	5,000	—
Payments on revolving credit facility	(5,000)	—
Payments on capital lease obligations	(143)	(129)
Cash used in financing activities	(143)	(129)
Effect of exchange rates on cash	34	66
Net decrease in cash and cash equivalents	(12,409)	(3,009)
Cash and cash equivalents, beginning of period	20,291	23,205
Cash and cash equivalents, end of period	$7,882	$20,196
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$5,736	$4,760
Income taxes, net (refunds) payments	$(41)	$(88)
Capital lease obligations incurred for certain machinery and equipment leases	$—	$821
Accounts payable for acquisitions of plant, equipment and leasehold improvements	$1,238	$370

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months Ended March 31, 2019 and March 31, 2018
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended March 31,
	2019	2018	$ Change	% Change
Net sales by segment:
U.S Debit and Credit	$48,929	$37,148	$11,781	31.7%
U.S. Prepaid Debit	16,744	15,512	1,232	7.9%
Other	1,679	2,699	(1,020)	(37.8)%
Eliminations	(486)	(502)	16	* %
Total	$66,866	$54,857	$12,009	21.9%

* Calculation not meaningful

Gross Profit
	Three Months Ended March 31,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S Debit and Credit	$15,272	31.2%	$8,483	22.8%	$6,789	80.0%
U.S. Prepaid Debit	6,346	37.9%	5,368	34.6%	978	18.2%
Other	(97)	(5.8)%	577	21.4%	(674)	* %
Total	$21,521	32.2%	$14,428	26.3%	$7,093	49.2%

* Calculation not meaningful

Income from Operations
	Three Months Ended March 31,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
U.S Debit and Credit	$7,776	15.9%	$2,522	6.8%	$5,254	208.3%
U.S. Prepaid Debit	5,316	31.7%	4,325	27.9%	991	22.9%
Other	(9,522)	* %	(9,210)	* %	(312)	3.4%
Total	$3,570	5.3%	$(2,363)	(4.3)%	$5,933	* %

* Calculation not meaningful

EBITDA

	Three Months Ended March 31,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
EBITDA by segment:
U.S Debit and Credit	$10,380	21.2%	$5,718	15.4%	$4,662	81.5%
U.S. Prepaid Debit	5,779	34.5%	4,819	31.1%	960	19.9%
Other	(8,306)	* %	(7,784)	* %	(522)	6.7%
Total	$7,853	11.7%	$2,753	5.0%	$5,100	185.3%

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended March 31, 2019
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$7,776	$5,316	$(9,522)	$3,570
Depreciation and amortization	2,605	463	1,155	4,223
Other expenses (income)	(1)	—	61	60
EBITDA	$10,380	$5,779	$(8,306)	$7,853

	Three Months Ended March 31, 2018
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$2,522	$4,325	$(9,210)	$(2,363)
Depreciation and amortization	3,204	494	1,212	4,910
Other expenses (income)	(8)	—	214	206
EBITDA	$5,718	$4,819	$(7,784)	$2,753

Note the tables in this exhibit are presented on a continuing operations basis.

We completed the sale of the U.K. Limited segment on August 3, 2018.  Because the sale met the criteria to report the U.K. Limited segment as a discontinued operation, the financial position, results of operations and cash flows have been restated for all periods to conform with discontinued operations presentation.

		EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)

	Three Months Ended March 31,
	2019	2018
EBITDA and Adjusted EBITDA:
Net loss from continuing operations	$(3,097)	$(5,678)
Interest expense, net	6,324	5,506
Income tax expense (benefit)	403	(1,985)
Depreciation and amortization	4,223	4,910
EBITDA	$7,853	$2,753

Adjustments to EBITDA:
Stock-based compensation expense	147	395
Litigation and related charges (1)	20	696
Restructuring and other charges (2)	—	329
Foreign currency (gain)	(41)	(202)
Subtotal of adjustments to EBITDA	126	1,218
Adjusted EBITDA	$7,979	$3,971
Adjusted EBITDA margin (% of Net Sales)	11.9%	7.2%
Adjusted EBITDA growth (% Change 2019 vs. 2018)		100.9%

	Three Months Ended March 31,
	2019	2018
Reconciliation of cash (used in) operating activities - continuing operations (GAAP) to free cash flow:
Cash used in operating activities - continuing operations	$(10,196)	$(1,575)
Acquisitions of plant, equipment and leasehold improvements	(2,146)	(690)
Free cash flow - continuing operations	$(12,342)	$(2,265)

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Represents net legal costs incurred with certain patent and shareholder litigation.
(2)	Represents primarily employee and lease termination costs incurred in connection with the decision to consolidate three personalization operations in the United States to two facilities.